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[HSBC LOGO]

Date: 13th June 2006

To:   Edizione Holding Spa
      Calmaggiore 23
      31100 Treviso
      Italy

Attn: Dr. Gianni Mion

Fax:  00 39 0422 411118

Cc:   Dr. Carlo Bertazzo

Fax:  00 39 0422 412176

From: HSBC Bank Plc, London

Our Reference: 15/365/DER/ST TTT 2.15EP 9636242 - 67477417

Confirmation of OTC Equity Share Option Transaction (Physical Settlement)

Dear Sir

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between you ("Party B") and us ("Party A") as to the terms of the Transaction to which this Confirmation relates. "ISDA Form" means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by ISDA but without a Schedule. You and we agree that this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall form a single agreement and shall supplement, form a part of, and be subject to the provisions of Sections 1 to 14 inclusive of the ISDA Form (together the "Agreement") as if we had executed an ISDA Master Agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. The following elections (a) to (g) of this Section 1 of this Confirmation shall apply to this Transaction:

      (a) "Market Quotation" and "Second Method" as defined in the ISDA Form in respect of the provisions relating to Event of Default and Termination Events pursuant to Section 5 thereof and the right to terminate following Events of Default and Payments on Early Termination pursuant to Section 6 thereof;

      (b)   "Cross Default":         Not Applicable;





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      (c)   "Threshold Amount": Not Applicable;

      (d) The "Credit Event Upon Merger" provisions of Section 5 (b) (iv) of the ISDA Form will apply to both parties;

      (e) The "Automatic Early Termination" provisions of Section 6 (a) of the ISDA Form will not apply to both parties;

      (f) The ISDA Form and this Confirmation will be governed by and construed in accordance with English law; and

      (g) In the event of any inconsistency between the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the provisions contained in the ISDA Form, the provisions contained in the ISDA Form will prevail and, in the event of any conflict between the provisions of the ISDA Form or the Equity Definitions and this Confirmation, the provisions of this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

              Trade Date:                9th June 2006

              Trade Time:                Available on request

              Option Style:              European

              Option Type:               Put

              Seller:                    Party B

              Buyer:                     Party A

              Shares:                    Telecom Italia SpA (ISIN: IT003497168)

              Number of Options:         10,000,000
                                         and subsequently increased to
                                         20,000,000 on the 12th June 2006

              Option Entitlement:        1 Share(s) per Option

              Strike Price:              EUR 2.15

              Premium:                   EUR 0.00 (Premium per option: EUR 0.00)

              Premium Payment Date:

              Exchange:                  Milan Stock Exchange

              Related Exchange:          All Exchanges

Procedure for Exercise:

              Expiration Time:           At the close of trading on the Exchange





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      Expiration Date:                 15th December 2006

      Multiple Exercise:               Not Applicable

      Automatic Exercise:              Not Applicable

      Procedure for Exercise:          No later than 5 Currency Business Days
                                       before the Expiration Date Party B can
                                       elect either Physical or Cash Settlement.
                                       For the avoidance of doubt if this
                                       election is not made the settlement
                                       method shall be Physical Settlement

      Telephone or Facsimile
      Number and Contact Details for
      Purpose of Giving Notice:        HSBC Bank Plc, London
                                       Tel: 00 44 20 7991 5196
                                       Fax: 00 44 20 7991 4401

Valuation:

      Averaging:                       Applicable

      Averaging Dates:                 The three Exchange Business Days before
                                       and including the Expiration Date.

      Relevant Price:                  The "prezzo ufficiale" which means the
                                       price as published by the Exchange at the close of trading having the meaning ascribed thereto in the Rules of the Markets organised and managed by the Italian Stock Exchange.

Settlement Terms (in respect of Cash Settlement):

      Cash Settlement:                 Applicable

      Settlement Currency:             EUR

      Cash Settlement Payment Date:    In respect of each Exercise Date, 3
                                       Currency Business Days after the relevant
                                       Valuation Date

Settlement Terms (in respect of Physical Settlement):

      Physical Settlement:             Applicable

      Settlement Currency:             EUR

Adjustments:

      Method of Adjustment:            Calculation Agent Adjustment

Extraordinary Events:





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      Consequences of Merger Events:

      (a) Share-for-Share:             Alternative Obligation

      (b) Share-for-Other:             Modified Calculation Agent Adjustment

      (c) Share-for-Combined:          Modified Calculation Agent Adjustment

      Tender Offer:                    Applicable

      Consequences of Tender Offers:

      (a) Share-for-Share:             Modified Calculation Agent Adjustment

      (b) Share-for-Other:             Modified Calculation Agent Adjustment

      (c) Share-for-Combined:          Modified Calculation Agent Adjustment

Composition of Combined Consideration: Inapplicable

Nationalisation or Insolvency or
Delisting:                             Cancellation and Payment

Additional Disruption Events

      Change in Law:                   Applicable

      Failure to Deliver:              Applicable

      Insolvency Filing:               Not Applicable

      Hedging Disruption:              Not Applicable

      Increased Cost of Hedging:       Not Applicable

      Loss of Stock Borrow:            Not Applicable

      Increased cost of Stock Borrow:  Not Applicable

Non Reliance:                          Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:          Applicable

Additional Acknowledgements:           Applicable

3. Calculation Agent:                  Party A or any successor Calculation
                                       Agent appointed by Party A. Party B may
                                       challenge any determination or
                                       calculation by the Calculation Agent
                                       within three Exchange Business Days
                                       following the receipt by Party B of such determination or calculation. If the parties are unable to agree on a particular determination or





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                                       calculation, a mutually acceptable third
                                       party (the "Substitute Calculation
                                       Agent") will be appointed within 24 hours following the challenge by Party B to make a determination as to the disputed matter. If either party determines that the parties cannot agree on a Substitute Calculation Agent, then each party shall select an independent leading dealer in the relevant market, which dealers shall agree on a third party independent, leading dealer, which dealer shall be the Substitute Calculation Agent. The calculations and determinations of the Substitute Calculation Agent, shall be binding and conclusive. Subject to the foregoing, all determinations and calculations by the Calculation Agent will be binding and conclusive in the absence of manifest error.

4. Account Details:

     Account for payments to Party A: HSBC Bank plc, London (MIDLGB22)
                                      A/C 87511552

     Account for payments to Party B: Banca Intesa S.p.A. - Treviso
                                      SWIFT BCITITMM850
                                      Account: IT59 V030 6912 0300 2997 2020 176

5. Offices:

The office of HSBC Bank Plc London for the Transaction is London.

The office of Edizione Holding S.P.A. for the Transaction is Treviso

6. Governing law: English law

      Please conform that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.
Fax Number: +44 20 7991 4401
Telephone number for Confirmation Queries: +44 20 7991 9214

                                Yours sincerely,

                                HSBC Bank Plc London

                                By: /s/
                                    ---------------------
                                      Name:
                                      Title:

Confirmed as of the date
first above written:

Edizione Holdings

By: /s/ Gianni Mion
    ---------------------------
       Name: Gianni Mion
       Title: Managing Director